Exhibit 5.1

Fulbright & Jaworski l.l.p.

A Registered Limited Liability Partnership

Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095

www.fulbright.com

telephone:	(713) 651-5151	facsimile:	(713) 651-5246

January 21, 2009

Rosetta Stone Inc.
1919 North Lynn Street, 7th Floor
Arlington, Virginia 22209

Ladies and Gentlemen:

We have acted as counsel to Rosetta Stone Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.00005 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-153632) initially filed with the U.S. Securities and Exchange Commission with respect to the Shares on September 23, 2008 (as amended and as may subsequently be amended, the “Registration Statement”).  The Shares to be issued and sold by the Company, including shares to cover over-allotments, if any, are referred to herein as the “Company Shares”, and the Shares to be sold by the selling stockholders identified in the Registration Statement, including Shares to cover over-allotments, if any, pursuant to the Registration Statement, are herein referred to as the “Secondary Shares”.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (a) the Company Shares have been duly and validly authorized for issuance and, when issued by the Company in accordance with the terms of the underwriting agreement, a form of which will be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and the documents contemplated thereby, and upon receipt by

Houston • New York • Washington DC • Austin • Dallas • Denver • Los Angeles • Minneapolis • San Antonio • St. Louis Beijing • Dubai • Hong Kong • London • Munich • Riyadh

the Company of payment therefor as provided in the Underwriting Agreement, will be duly and legally issued, fully paid and nonassessable, and (b) the Secondary Shares have been duly and validly authorized for issuance and have been duly and legally issued and are fully paid and nonassessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/S/ FULBRIGHT & JAWORSKI L.L.P.
FULBRIGHT & JAWORSKI L.L.P.